UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

YOSEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China

(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700

(Registrant’s telephone number, including area code)

China 3C Group

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2012, China 3C Group (the “Company”), received confirmation from the Secretary of State of the State of Nevada that the Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) to the Amended and Restated Articles of Incorporation to effect a reverse split of the Company’s Common Stock, $0.001, par value per share (the “Common Stock”), at a ratio of 1-for-5 with all fractional shares rounded up to the next whole share (the “Reverse Stock Split”) was duly filed on December 21, 2012. Immediately prior to the Reverse Stock Split, the Company had approximately 93,911,327 shares of Common Stock outstanding. After the Reverse Stock Split, the Company has approximately 18,782,266 shares outstanding. Pursuant to the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock was reduced from 100,000,000 to 20,000,000 shares of Common Stock. Each shareholder's percentage ownership interest in the Company and proportional voting power remains unchanged after the Reverse Stock Split except for minor changes and adjustments resulting from rounding up the fractional shares. The rights and privileges of the holders of Common Stock are substantially unaffected by the Reverse Stock Split.

Immediately, following the consummation of the Reverse Stock Split, on December 21, 2012, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation pursuant to NRS 78.385 and 78.390 (the “Certificate of Amendment”) to increase the number of authorized shares of the Company’s Common Stock from 20,000,000 to 50,000,000 shares (the “Capital Increase Amendment”) and to approve the amendment of the Company’s Articles of Incorporation to change the name of the Company to “Yosen Group, Inc.” (the “Name Change Amendment”). 

The Reverse Stock Split, Capital Increase Amendment and the Name Change Amendment was approved by the Board of Directors of the Company on October 10, 2012. In addition, the actions taken by the Board of Directors with respect to the Capital Increase Amendment and the Name Change Amendment were subsequently adopted by the written consent dated as of October 10, 2012 of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding. The Reverse Stock Split was also ratified by these stockholders.

The Reverse Stock Split and the Name Change Amendment will take effect with the Over-The-Counter Bulletin Board at the open of business on December 31, 2012. A “D” will be appended to the Company’s current symbol “CHCG” for 20 business days. The Company has taken the necessary steps to change its symbol and CUSIP number.

Copies of the Certificate of Change and the Certificate of Amendment that were filed with the Secretary of State of the State of Nevada are attached to this Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Change.
3.2	Certificate of Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOSEN GROUP, INC.

By:	/s/ Zhenggang Wang
Name: Zhenggang Wang Title: Chief Executive Officer

Dated: December 28, 2012